EXHIBIT 4(c)







                                BETZDEARBORN INC.

                      EMPLOYEE STOCK PURCHASE PLAN OF 1997

                         (Effective as of July 1, 1997)

                                TABLE OF CONTENTS

                                                               Page
                                                               ----

  1.       PURPOSE.............................................  1

  2.       ADMINISTRATION......................................  1

  3.       ELIGIBILITY.........................................  1

  4.       STOCK...............................................  2

  5.       GRANT OF OPTION.....................................  2

  6.       PARTICIPATION.......................................  3

  7.       EXERCISE OF OPTION..................................  3

  8.       EMPLOYEE'S RIGHT TO ABANDON OPTION..................  3

  9.       TERMS AND CONDITIONS OF OPTIONS.....................  4

  10.      INDEMNIFICATION OF COMMITTEE........................  7

  11.      AMENDMENT OF PLAN...................................  7

  12.      EFFECTIVE DATE OF PLAN..............................  7

  13.      ABSENCE OF RIGHTS...................................  7

  14.      APPLICATION OF FUNDS................................  7

  15.      MISCELLANEOUS.......................................  8

                                BETZDEARBORN INC.
                      EMPLOYEE STOCK PURCHASE PLAN OF 1997
                         (Effective as of July 1, 1997)




1.       PURPOSE

         This Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of BetzDearborn Inc. (the "Company") and any domestic "subsidiary corporation" of the Company (as defined in ss.424(f) of the Internal Revenue Code of 1986, as amended (the "Code") so that they may acquire a, or increase their, proprietary interest in the success of the Company. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan," within the meaning of ss.423 of the Code.


2.       ADMINISTRATION

         The Plan shall be administered by the Executive Compensation and Employee Benefits Committee (the "Committee") of the Company's Board of Directors (the "Board"). Acts approved by a majority of the Committee at which a quorum is present, or acts without a meeting reduced to or approved In writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

         The Committee shall have full and final authority, in its discretion but subject to the express provisions of the Plan, (a) to determine the purchase price (but not less than 85% of fair market value) of the shares covered by each option and the time or times at which each option shall be granted, (b) to interpret the Plan; (c) to make, amend, and rescind rules and regulations relating to the Plan; (d) to determine the terms and provisions of the instruments by which options shall be evidenced; and (e) to make all other determinations necessary or advisable for the administration of the Plan. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Any and all authority of the Committee may be delegated by the Committee to a Plan Administrator.


3.       ELIGIBILITY

                  (a) General Rule. Except as provided in paragraph (b) below and subject to ss.9(e), each employee of the Company or a subsidiary corporation shall be eligible for option grants described in ss.5.

                  (b) Exceptions. An employee will not be eligible to participate in the Plan if he or she is customarily employed by the Company or a subsidiary corporation for twenty (20) hours or fewer per week or if he/she is customarily employed by the Company or a subsidiary corporation for not more than five (5) months in any calendar year. Further, an employee who is classified by the rules of the Committee as a "temporary employees and who has been employed for less than two years, will not be eligible to participate in the Plan. In addition, in no event may an employee be granted an option if such employee, immediately after exercise of the option granted would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or of its "parent corporation" (as defined in ss.424(e) of the Code) (if any) or of a subsidiary corporation. For purposes of determining stock ownership under this paragraph, the rules of ss.424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.


4.       STOCK

         The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired as Treasury shares $.10 par value common stock ("Common Stock"). The aggregate number of shares of Common Stock which may be issued under options shall not exceed four hundred thousand (400,000); provided that such number shall be adjusted if required by ss.9(h).


5.       GRANT OF OPTION

                  (a) Grant of Option. Employees shall have the right to purchase shares of Common Stock under an option as of July 1, 1997 (or, in the Committee's discretion, as soon as administratively practicable thereafter) and as of the first business day of each subsequent January or July (the "Grant Dates"). Each employee who meats the eligibility requirements of ss.3 shall be granted an option on the first Grant Date coinciding with or immediately following the date he becomes an eligible employee, and on each succeeding Grant Date, provided he continues to meet the eligibility requirements of ss.3. The term of each option shall be six calendar months, except for the first option term which, in the Committee's discretion, may be fewer than six calendar months (e.g., July 1, 1997 to December 31, 1997, and each subsequent January 1 to June 30 and August 1 to December 31, 1997).

                  (b) Aggregate Purchase Prices of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, employees shall have the right to purchase shares of Common Stock under an option having an aggregate price of up to ten (10) percent of the employee's regular rate of compensation projected, as of the beginning of the Option Term, to be paid for the Option Term. For purposes of this Plan, "regular rate of compensation" shall mean an employee's regular rate of compensation from the Company and its subsidiary corporations, which shall be the employee's basic hourly rate or salary and any sales commissions paid as part of the employee's regular rate of compensation.

                  (c) Number of Shares Purchasable Under Option. Subject to the limitation described in paragraph (d) below, the number of shares actually purchasable by the employee for an Option Term shall equal the number determined by dividing (i) ten (10) percent of the employee's regular rate of compensation for the Option Term by (ii) the exercise price of the option per share of Common Stock. The per share exercise price of an option shall be the lesser of (i) 85% of the per share fair market value of the Common Stock as of the Grant Date for the Option Term, or (ii) 85% of the per share fair market value of the Common Stock as of the applicable exercise date (the "Exercise Date") for the Option Term.

                  (d) Limitation on Number of Shares Purchasable Under Option. Notwithstanding paragraphs (b) and (c) above, the aggregate number of whole shares of Common Stock purchasable under an option for an Option Term shall not exceed 200% of the number of shares of Common Stock determined by dividing ten
(10) percent of the employees regular rate of compensation projected, as of the beginning of the Option Term, to be paid for the Option Term by 85% of the per share fair market value of the Common Stock as of the Grant Date for the Option Term, and shall be subject to the limitations described in ss.9(e) and ss.9(1).

6.       PARTICIPATION

                  (a) Payroll Deductions. Subject to rules established by the committee from time to time, an eligible employee may elect to participate in the Plan by making payroll deductions (as a whole percentage of the employee's regular rate of compensation each pay, subject to the limits set forth in paragraph (b) below) for each Option Term in which the employee is eligible to participate.

                  (b) Maximum Payroll Deduction. The maximum total payroll deductions for any employee for an Option Term may not exceed ten (10) percent of the employee's regular rate of compensation (as defined in ss.5(b)) for the Option Term.

                  (c) No Interest on Payroll Deductions. Payroll deductions made under the Plan will be held as general assets of the Company or a subsidiary, and will not be credited with any interest.

                  (d) Participation after Abandonment. Each employee who has satisfied the eligibility requirements of ss.3 but who has elected to abandon (or, as described in paragraph (f) below, is deemed to have abandoned) his option in accordance with ss.8 for an Option Term, shall be granted an option in accordance with ss.5 in subsequent Option Terms, provided the employee continues to meet the eligibility requirements of ss.3. However, such employee must submit a new payroll deduction agreement under paragraph (a) above in order to begin payroll deductions for a subsequent Option Term.

                  (e) No Contract to Purchase. Electing to make payroll deductions in any Option Term will not constitute a contract to purchase any of the shares of Common Stock purchasable under the option.

                  (f) Waiver of Rights. An employee who fails to elect to participate in the Plan for an Option Term in the manner and within the time provided under paragraph (a) above shall be deemed to have abandoned the option granted to the employee for such Option Term and shall have no further rights under the Plan with respect to such abandoned option.


7.       EXERCISE OF OPTION

                  (a) Method of Exercise. Unless the employee has abandoned his option in accordance with ss.8(a) (or is deemed to have abandoned his option under ss.8(f)), as of the last business day of each Option Term, the employee will be credited for such number of full and fractional shares of Common Stock as his accumulated payroll deductions shall be sufficient to pay for in full, subject to the limitations of ss.5(d).

                  (b) Return of Excess Payroll Deductions. Any payroll deductions remaining after the employee exercises an option for an Option Term shall be refunded to the employee.


8.       EMPLOYEE'S RIGHT TO ABANDON OPTION

                  (a) Abandonment of Option. An employee may elect to abandon his option for any Option Term and withdraw any payroll deductions already made for the Option Term under the Plan by giving written notice to the Company. However, in order for such abandonment to be effective for the Option Term, the employee's written notice must be received by the Company on or before the thirtieth (30th) calendar day prior to the end of the Option Term. All of such employee's payroll deductions will be refunded to him as soon as practicable after the Company receives the employee's notice of withdrawal, and no further payroll deductions will be made from the employee's pay until the employee completes a new payroll deduction agreement in accordance with ss.6(a) for a subsequent Option Term. As to any shares so abandoned, the employee shall have no further option or right of any nature at any subsequent time.

                  (b) No Effect on Later Participation. An employee's abandonment of an option for an Option Term will not have any effect upon his eligibility to participate in the Plan for subsequent Option Terms.

                  (c) Abandonment Upon Termination of Employment. Upon termination of the employee's employment during an Option Term for any reason, including retirement, payroll deductions made by the employee for such Option Term will be refunded to the employee, or, in the case of death, to the person or persons entitled thereto under ss.9(f).


9.       TERMS AND CONDITIONS OF OPTIONS

         Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall recommend and the Board shall approve, provided that all employees granted such agreements shall have the some rights and privileges (except as otherwise required by ss.5), and provided further that such agreements shall comply with and be subject to the terms and conditions sat forth below,

                  (a) Number of Shares. Each option shall state the minimum and maximum numbers of shares to which it pertains, as well as the formula set forth in ss.5 pursuant to which the minimum, maximum and ultimate numbers are determined.

                  (b) Option Price. The per share exercise price of an option shall be determined in the manner set forth in ss.5(b). In making such determination, during such time as the Common Stock is listed upon an established stock exchange or exchanges, the per share "fair market value" shall be deemed to be the mean between the highest and lowest quoted selling prices on the day the option is granted or exercised, whichever is applicable (the "valuation date"). During such time as the Common Stock is not listed upon an established stock exchange, the per share fair market value shall be determined by the Committee by a method sanctioned by the Code, or rules and regulations thereunder. The fair market value per share is to be determined in accordance with Treas. Reg. ss.ss. 1.421-7(e) and 20.2031-2. Subject to the foregoing, the Committee in fixing the exercise price shall have full authority and be fully protected in doing so.

                  (c) Medium and Time of Payment. The exercise price of an option shall be payable in United States dollars upon the exercise of the option and shall be payable only by accumulated payroll deductions made in accordance with ss.6.

                  (d) Term of Option. No option may be exercised after the end of the Option Term in which the option was granted.

                  (e) Accrual Limitation. No option shall permit the rights of an employee to purchase stock under all employee stock purchase plans, intended to qualify under ss.423 of the Code, of the Company and its parent corporation (if any) and subsidiary corporations to accrue at a rate which exceeds $25,000 in fair market value of such stock (determined at the time options are granted) for each calendar year in which the option is outstanding at any time. Thus, the maximum number of shares of Common Stock an employee may purchase under an option under this Plan for the first Option Term in a calendar year for which the employee receives an option is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term. The maximum number the employee may purchase for the second Option Term in a calendar year is determined by dividing (i) $25,000 by (ii) the per share fair market value of Common Stock on the Grant Date of such Option Term, and then subtracting from the quotient the total number of shares of Common Stock purchasable by the employee under the option granted to the employee (if any) in the first Option Term of the calendar year.

                  For purposes of making the calculation described above, if the employee was eligible to receive an option for the first Option Term in a calendar year, the total number of shares purchasable by the employee for the first Option Term shall be calculated as if the employee had elected for the first Option Term payroll deductions equal to ten (10) percent of his regular rate of compensation projected, as of the beginning of the Option Term, to be paid for such Option Term[, and shall be subject to the 200% limit on the number of shares purchasable set forth in ss.5(d)]. For purposes of this paragraph (e) -- (i) the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase Common Stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such Common Stock (determined on the Grant Date of such option) for any one calendar year, and (iii) a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

                  (f) Termination of Employment. In the event that an employee ceases to be employed by the Company and its subsidiary corporations for any reason during the employee's participation in an Option Term, such individual shall be deemed to have abandoned his option for such option term and his accumulated payroll deductions shall be refunded in accordance with ss.8(c).

                  Whether an authorized leave of absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee in accordance with applicable law, which determination, unless modified by the Board (in accordance with applicable law), shall be final and conclusive.

                  (g) Nontransferability. Neither payroll deductions made by an employee, nor any rights with regard to the exercise of an option or to receive stock, nor any rights to a return of payroll deductions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect. An option may be exercised during the employee's lifetime only by the employee.

                  (h) Recapitalization. Subject to any required action by the stockholders, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision (stock-split) or consolidation (reverse-split) of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares affected, without receipt of consideration by the Company.

                  Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each employee granted an option under this Plan shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his option.

                  In the event of a change in the Common Stock of the Company as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

                  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of ss.423 of the Code.

                  Except as herein before expressly provided in this paragraph
(i), an employee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                  (i) Rights as a Stockholder. An employee or a transferee of an option (as described in paragraph (g) above) shall have no rights as a stockholder with respect to any shares of Common Stock covered by his option until the date the option is exercised in accordance with the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in paragraph (i) above.

                  (j) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Common Stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

                  (k) Adjustment in Number of Shares Exercisable. If the aggregate number of shares purchased under options granted under the Plan exceeds the aggregate number of shares of Common Stock specified in ss.4, the Company shall make a pro rata allocation of the shares available for distribution so that the limit of ss.4 is not exceeded, and the balance of payroll deductions made by each participating employee shall be returned to him as promptly as possible.

                  (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision may in any way be in conflict with the terms of the Plan.

10.      INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


11.      AMENDMENT OF PLAN

         The Committee may, to the extent permitted by law, from time to time, with respect to any shares of Common Stock at any time not subject to options, suspend, discontinue, revise or amend the Plan in any respect whatsoever except that no such revision or amendment may permit granting of options under this Plan to persons other than employees of the Company, its parent corporation (if any) or a subsidiary corporation, or otherwise cause options issued under it to fail to meet the requirements of ss.423 of the Code. Furthermore, the Plan may not, without the approval of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, be amended in any manner that will change the number of shares subject to the Plan.


12.      EFFECTIVE DATE OF PLAN

         In the discretion of the Committee, the Plan will become office as of July 1, 1997, or as soon as administratively practicable thereafter, subject, however, to approval by the holders of at least a majority of the Common Stock present or represented, and entitled to vote, at a special or annual meeting of the stockholders at which a quorum is present held within twelve (12) months before or after the date the Plan is approved by the Board. If the Plan is not so approved, the Plan shall not become effective.


13.      ABSENCE OF RIGHTS

         The granting of an option to a person shall not entitle that person to continued employment by the Company or a subsidiary corporation or affect the terms and conditions of such employment. The Company and any subsidiary corporation shall have the absolute right, in their discretion, to terminate an employee's employment, whether or not such termination may result in a partial or total termination of his option under this Plan.


14.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to options will be used for general corporate purposes.

15.      MISCELLANEOUS

                  (a) Provisions of Plan Binding. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                  (b) Applicable Law. Pennsylvania law shall govern all matters relating to this Plan except to the extent it is superseded by federal law.